Exhibit 1.1

CNS PHARMACEUTICALS, INC.

Minimum: 1,000,000 Shares of Common Stock
Maximum: 2,500,000 Shares of Common Stock
$0.001 par value per share

UNDERWRITING AGREEMENT

________, 2018

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618

Ladies and Gentlemen:

CNS Pharmaceuticals, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions contained in this Underwriting Agreement (this “Agreement”), to issue and sell a minimum of 1,000,000 shares (the “Minimum Subscription”) and up to a maximum of 2,500,000 shares (the “Maximum Subscription”) of its common stock, $0.001 par value per share (the “Common Stock”), to investors (collectively, the “Investors”) in an initial public offering pursuant to Regulation A through you as underwriter (the “Underwriter”), acting on a best efforts basis only, in connection with such sales. The shares of Common Stock to be sold in this offering up to the Maximum Subscription are referred to herein as the “Shares.” The Shares are more fully described in the Offering Statement (as hereinafter defined). The Company has also agreed to grant the Underwriter an option for a period of 45 days to purchase up to an additional 15% of the total number of Shares being offered in the Offering (“Over-Subscription Shares” and, together with the Shares, the “Offered Securities)” to be offered by the Underwriter in the Offering to cover over-subscriptions, if any, on the terms set forth in Section 1(b). The Company agrees and acknowledges that there is no guarantee of the successful sale of the Offered Securities, or any portion thereof, in the prospective Offering.

The Company hereby confirms its agreements with the Underwriter concerning the purchase and sale of the Offered Securities, as follows:

1.                   Agreement to Act on a Best Efforts Basis; Oversubscription Shares.

(a)                 Agreement to Act on a Best Efforts Basis. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Underwriter agrees to act on a best efforts, minimum/maximum basis only, in connection with the issuance and sale by the Company of the Offered Securities to the Investors. Under no circumstances will the Underwriter be obligated to underwrite or purchase any of the Offered Securities for its own account or otherwise provide any financing. The Company will pay to the Underwriter a fee equal to seven percent (7%) of the gross offering proceeds received by the Company from the sale of the Offered Securities as set forth on the cover page of the Final Offering Circular (as hereinafter defined) (the “Fee”).

The Underwriter shall have the right to enter into selected dealer agreements with other broker-dealers participating in the offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Fee shall be re-allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Underwriter for payment of compensation to Dealers.

(b)                 Purchase of Over-Subscription Shares. For the purpose of covering any over-subscriptions in connection with the distribution and sale of the Offered Securities, subject to all the terms and conditions of this Agreement, the Company grants to the Underwriter the option to sell, all or less than all of the Over-Subscription Shares. The option may be exercised in whole or in part at any time on or before the 45th day after the Company has sold the Maximum Subscription Amount, upon written notice by the Underwriter to the Company no later than 12:00 noon, New York City time, at least two business days before the closing (the “Option Closing”) for the Over-Subscription Shares (the “Option Closing Date”). If the Maximum Subscription Amount has not been sold, the option for Over-Subscription Shares may not be exercised.

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2.                   Delivery and Payment.

(a)                 In the event that the Underwriter receives any payment from an Investor in connection with the purchase of any Shares by such Investor, such payments will be promptly transmitted to and deposited into one of two escrow accounts (the “Escrow Accounts”) established by the Company in connection with the Offering, The Bryn Mawr Trust Company of Delaware, as escrow agent for funds tendered by Investors placed by SI Securities, LLC and FinTech Clearing, LLC, as escrow agent for all other funds tendered by Investors (together, the “Escrow Agents”). Among other things, the Underwriter shall forward any checks so received by the Underwriter to the Escrow Agents by noon the next business day. The Underwriter and the Company shall instruct Investors to make wire transfers in accordance with the Company’s qualified Offering Statement.

(b)                 Prior to the initial closing date of the offering and any subsequent closing date, (i) each Investor will execute and deliver a Subscription Agreement (each, an “Investor Subscription Agreement”) to the Company and the Company will make available to the Underwriter and the Escrow Agents copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to the Escrow Account funds in an amount equal to the price per Share as shown on the cover page of the Final Offering Circular (as defined below) multiplied by the number of Offered Securities subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the Escrow Agent will notify the Company and the Underwriter in writing whether the balance of the Escrow Account contains collected funds in the amount equal to the proceeds for the sale of the Minimum Subscription (the “Requisite Funds”).

(i)                   If the Escrow Agents shall have received at least the Requisite Funds on or before 9:00 a.m., New York City time, on ___________, 2018, or at such other time(s) on such other date(s) as may be agreed upon by the Company and the Underwriter (each such date, a “Closing Date”), The Bryn Mawr Trust Company of Delaware will release the balance of its Escrow Account to FinTech Clearing, LLC, which will release the balance of the Escrow Accounts for collection by the Company and the Underwriter and the Company shall deliver the Offered Securities purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company's securities registrar and transfer agent, Continental Stock Transfer and Trust (the “Transfer Agent”). The initial closing (the “Closing”) and any subsequent closing (each, a “Subsequent “Closing”) shall take place at the office of the Underwriter or such other location as the Underwriter and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing and all actions taken at any Subsequent Closing shall be deemed to have occurred simultaneously on the date of any such Subsequent Closing.

(ii)                 If the Requisite Funds have not been received immediately prior to the initial Closing Date, the offering will not proceed and the Escrow Agent will promptly return the funds to the investors without interest.

(iii)                On each Closing Date, the Company will issue to the Underwriter (and/or its designee) warrants to purchase that number of shares of Common Stock equal to seven percent (7%) of the shares issued and sold by the Company on such Closing Date (adjusted upward to the nearest whole share) (the “Underwriter's Warrants”). The Underwriter's Warrants shall be in the form of Exhibit D attached hereto. The Underwriter's Warrants shall have an exercise price per share equal to one hundred percent (100%) of the price per Share as shown on the cover page of the Final Offering Circular (as defined below). The Underwriter's Warrants will be exercisable for a term of five years beginning on the date of issuance. The Underwriter’s Warrant shall include a “cashless” exercise feature, and shall contain provisions for registration rights for the Underwriter’s Warrant and the underlying shares of Common Stock, as set forth in the Underwriter’s Warrant Agreement. The Underwriter understands and agrees that there are significant restrictions pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 5110 against transferring the Underwriter's Warrants and the underlying shares of Common Stock during the one hundred eighty (180) days after the Qualification Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter's Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Qualification Date to anyone other than (i) an underwriter or selected dealer in connection with the offering contemplated hereby or (ii) a bona fide officer or partner of the Underwriter or of any underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

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3.                   Representations and Warranties of the Company. The Company represents and warrants and covenants to the Underwriter that:

(a)                 The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. 024-10855) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Offered Securities and the Underwriter’s Securities pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the “Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated under the Act. As used in this Agreement:

(i)                   Applicable Time” means ___ (Eastern time) on the date of this Agreement;

(ii)                 “Final Offering Circular” means the final offering circular relating to the public offering of the Offered Securities as filed with the Commission pursuant to Regulation A of the Rules and Regulations;

(iii)                “Preliminary Offering Circular” means any preliminary offering circular relating to the Offered Securities included in the Offering Statement pursuant to Regulation A of the Rules and Regulations;

(iv)               “Pricing Disclosure Materials” means the most recent Preliminary Offering Circular and the materials identified in Schedule 1 hereto;

(v)                 “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(vi)               “Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b)                 The Offering Statement has been filed with the Commission in accordance with the Act and Regulation A of the Rules and Regulations; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company's, knowledge, are contemplated by the Commission.

(c)                 The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(d)                 The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)                 The Preliminary Offering Circular did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by the Underwriter in Section 8(b).

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(f)                  The Final Offering Circular will not, as of its date and on each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Final Offering Circular as provided by the Underwriter in Section 8(b).

(g)                 The Pricing Disclosure Materials and each Testing-the-Waters Communication, when considered together, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by the Underwriter in Section 8(b).

(h)                 As of the date hereof and as of each Closing Date, the Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, financial position, stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date.

(i)                   The Company has no subsidiaries, nor does it own a controlling interest in any entity other than those entities set forth on Schedule 3 to this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation. Each Subsidiary is duly qualified and in good standing as a foreign company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect. All of the shares of issued capital stock of each corporate subsidiary, and all of the share capital, membership interests and/or equity interests of each subsidiary that is not a corporation, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, proxy, voting trust or other defect of title whatsoever.

(j)                  The Company is organized in, and its principal place of business is in, the United States.

(k)                 The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. The Company is not, and has not been at any time during the two-year period preceding the date the Offering Statement was originally filed with the Commission, required to file with the Commission the ongoing reports required by the Rules and Regulations under Regulation A.

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(l)                   The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(m)                 Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the offering, nor any beneficial owner of 20% or more of the Company's outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(n)                 The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Act.

(o)                 The Company has full legal right, power and authority to enter into this Agreement and the Escrow Agreement and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

(p)                 The issuance and sale of the Offered Securities and the Underwriter’s Securities have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Offered Securities and the Underwriter’s Securities will not be subject to personal liability by reason of being such holders. The Offered Securities and the Underwriter’s Securities, when issued, will conform to the description thereof set forth in the Final Offering Circular in all material respects.

(q)                 The Company has not authorized anyone other than the management of the Company and the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications other than those listed on Schedule 2 hereto.

(r)                  The financial statements and the related notes included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(s)                  GBH CPAs, PC (the “Accountants”), who have reported on the financial statements and schedules described in Section 3(s), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

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(t)                  Since the date of the most recent financial statements of the Company included in the Offering Statement and the most recent Preliminary Offering Circular and prior to the Closing and any Subsequent Closing, other than as described in the Final Offering Circular (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, financial position, stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”) and (B) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(u)                 Since the date as of which information is given in the most recent Preliminary Offering Circular, neither the Company nor any Subsidiary has entered or will before the Closing or any Subsequent Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.

(v)                 The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement or the Final Offering Circular as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)                There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company's knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(x)                 The Company and each Subsidiary, if any, has, and at each Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations, including without limitation, all such licenses required by the United States Food and Drug Administration (the “FDA”) or any component thereof and/or by any other U.S., state, local or foreign government or drug regulatory agency, necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected and, to the Company's knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company and its Subsidiaries are not in violation of any provision of its organizational or governing documents.

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(y)                The studies, tests and preclinical and clinical trials, as applicable, conducted by or on behalf of the Company that are described in the Offering Circular were conducted in all material respects in accordance with the protocols submitted to an Institutional Review Board, the FDA or any foreign government exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials, as applicable, conducted by or on behalf of the Company, and the results thereof, contained in the Preliminary Offering Circular and the Offering Circular are accurate and complete in all material respects; the Company is not aware of any other studies, or tests or preclinical and clinical trials, the results of which reasonably call into question the results described or referred to in the Preliminary Offering Circular and the Offering Circular; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, which termination, suspension, modification or clinical hold would reasonably be expected to have a Material Adverse Effect.

(z)                The Company has obtained, or will obtain prior to Closing, all authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Securities and the Underwriter’s Securities under this Agreement or the consummation of the transactions contemplated by this Agreement as may be required under federal, state, local and foreign laws, the Act or the rules and regulations of the Commission thereunder, state securities or Blue Sky laws, the rules and regulations of FINRA or the NASDAQ Capital Market (“NASDAQ”).

(aa)             Neither the execution of this Agreement, nor the issuance, offering or sale of the Offered Securities and the Underwriter’s Securities, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation, except such violations that would not be reasonably expected to have a Material Adverse Effect, of (1) the provisions of the organizational or governing documents of the Company or any Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.

(bb)             There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been authorized, executed and delivered by the Company or any Subsidiary, and constitute valid and binding agreements of the Company or any Subsidiary, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability, except as would not, in the aggregate, be reasonably expected to have a Material Adverse Effect. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(cc)              The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company's Common Stock.

(dd)             Other than as previously disclosed to the Underwriter in writing, the Company, or any person acting on behalf of the Company, has not and, except in consultation with the Underwriter, will not publish, advertise or otherwise make any announcements concerning the distribution of the Offered Securities, and has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Offered Securities nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Offered Securities.

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(ee)              No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

(ff)               No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors.

(gg)              The Company and each of its Subsidiaries: (i) are and have been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such Regulatory Agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

(hh)             The business and operations of the Company, and each of its Subsidiaries, have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(ii)                 There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

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(jj)                The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company's and each of its Subsidiary's business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Final Offering Circular: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) the Company is not aware of any defects in the preparation and filing of any of patent applications, as listed in Exhibit C, within the Intellectual Property; (d) to the knowledge of the Company, the patent applications, as listed in Exhibit C, within the Intellectual Property are being prosecuted so as to avoid the abandonment thereof; (e) to the knowledge of the Company, the patents, as listed in Exhibit C, within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or any of its Subsidiaries' rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (g) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (h) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company's or any of its Subsidiaries' business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim. To the knowledge of the Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of the Company's patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.

(kk)               Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Underwriter to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Offered Securities by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Offered Securities to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder. The Company is an entity taxable as a corporation for U.S. federal income tax purposes.

(ll)                 On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Offered Securities and the Underwriter’s Securities to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(mm)             The Company and its Subsidiaries are insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, each Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director's and officer's insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities.

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(nn)             Neither the Company nor its Subsidiaries, nor any director, officer, agent or employee of either the Company or any Subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo)             The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)             Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(qq)             The Company has not distributed and, prior to the later to occur of the last Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than each Preliminary Offering Circular, the Pricing Disclosure Materials and the Final Offering Circular, or such other materials as to which the Underwriter shall have consented in writing (which shall include any Testing-the-Waters Communication).

(rr)                Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or any of its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

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(ss)               No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and is not so disclosed.

(tt)                The Company has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(uu)             The Offered Securities have been approved for listing, subject to notice of issuance, under the symbol “CNSP.”

(vv)             Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

(ww)           To the knowledge of the Company, there are no affiliations with FINRA among the Company's directors, officers or any five percent or greater stockholder of the Company or any beneficial owner of the Company's unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Offering Statement.

(xx)             There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular and is not so described.

(yy)             The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the County of New York (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered Securities and the Underwriter’s Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

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(zz)              The Underwriter's Warrants have been duly authorized for issuance. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Underwriter's Warrants and, when issued and paid for in accordance with the terms of the Underwriter's Warrants, such shares of Common Stock will be validly issued, fully paid and non-assessable (such shares of Common Stock, together with the Underwriter's Warrants, the “Underwriter's Securities”). The issuance of the Common Stock pursuant to the Underwriter's Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its subsidiaries.

4.                   Agreements of the Company.

(a)                 The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Underwriter, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Underwriter promptly following such filing.

(b)                 The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Offered Securities by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Act or any similar rule(s)), filed any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have reasonably objected thereto in good faith.

(c)                 The Company will notify the Underwriter promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Offered Securities for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by the Underwriter, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Act and the Rules and Regulations and to notify the Underwriter promptly of all such filings.

(d)                 If, at any time when the Final Offering Circular relating to the Offered Securities is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriter and will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by the Underwriter, and the Underwriter agrees to provide to each Investor, prior to the Closing and, as applicable, any Subsequent Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

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(e)                 The Company will furnish to the Underwriter and their counsel, without charge (a) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as an offering circular relating to the Offered Securities is required to be delivered under the Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as the Underwriter may reasonably request.

(f)                  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify the Underwriter in writing and has or will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g)                 The Company will comply with any undertakings contained in the Offering Statement.

(h)                 Prior to the sale of the Offered Securities to the Investors, the Company will cooperate with the Underwriter and its counsel in connection with the registration or qualification, or exemption therefrom, of the Offered Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i)                   The Company will apply the net proceeds from the offering and sale of the Offered Securities in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(j)                  The Company will use its reasonable best efforts to ensure that the securities are listed on the NASDAQ.

(k)                 The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Offered Securities to facilitate the sale or resale of any of the Offered Securities.

(l)                   The Company will not, directly or indirectly, without the prior written consent of the Underwriter, offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant of any option or warrant to purchase or other disposition), any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, (the “Lock-Up Securities”) for a period of [________________] days after the date of this Agreement (the “Lock-Up Period”), except with respect to (i) the Offered Securities to be sold hereunder, (ii) the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any employee benefit or stock incentive plan of the Company existing on the date hereof, and described in the Final Offering Circular, (iii) the issuance of Common Stock or stock options under any non-employee director stock plan or dividend reinvestment plan described in the Final Offering Circular, or (iv) the issuance of any shares of Common Stock by the Company in connection with a licensing agreement, joint venture, acquisition or business combination or other collaboration or strategic transaction, provided, however that recipients of such shares of Common Stock agree to be bound by the terms of the lock-up letter described in Section 7(k) hereof and the sum of the aggregate number of shares of Common Stock so issued shall not exceed 10% of the total outstanding shares of Common Stock outstanding immediately following the consummation of this offering of Offered Securities. The Company shall not grant a waiver or consent to any of the provision of the lock-up agreements referenced in Exhibit A without the prior written consent of the Underwriter. If the Underwriter agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver.

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5.                   Representations and Warranties of the Underwriter; Agreements of the Underwriter. The Underwriter represents and warrants and covenants to the Company that:

(a)                 The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any Written Testing-the-Waters Communication used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Act) within the meaning of this Section 5 shall not be deemed to include information prepared by the Underwriter on the basis of, or derived from, “issuer information.”

(b)                 The Underwriter is a member of FINRA and it and its employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the offering.

(c)                 Except for Participating Dealer Agreements, no agreement will be made by the Underwriter with any person permitting the resale, repurchase or distribution of any Offered Securities purchased by such person.

(d)                 Except as otherwise consented to by the Company, the Underwriter has not and will not use or distribute any written offering materials other than the Preliminary Offering Circular, Pricing Disclosure Materials and the Final Offering Circular. The Underwriter has not and will not use any “broker-dealer use only” materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Offered Securities.

(e)                 Neither the Underwriter nor any Dealer, nor any managing member of the Underwriter or any Dealer, nor any director or executive officer of the Underwriter or any Dealer or other officer of the Underwriter or any Dealer participating in the offering of the Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Underwriter or any Dealer, or any other person being compensated by or through the Underwriter or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

6.                   Expenses.

(a)                 The Company will pay, or reimburse if paid by the Underwriter, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to:

(i)                   the preparation, printing and filing of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company,

(ii)                 the preparation and delivery of certificates representing the Offered Securities and the Underwriter’s Securities (if any),

(iii)                furnishing (including costs of shipping and mailing) such copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Offered Securities and market making activities of the Underwriter,

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(iv)               all fees and expenses in connection with listing the Offered Securities and the Underwriter’s Securities on the NASDAQ including any supplemental listing application,

(v)                 any filings required to be made by the Underwriter with FINRA, and the fees, disbursements and other charges of counsel for the Underwriter in connection therewith, and in connection with any required review by FINRA,

(vi)               the registration or qualification of the Offered Securities and the Underwriter's Securities (as defined in Section 3(zz)) for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h), including the fees, disbursements and other charges of counsel to the Underwriter in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda,

(vii)              fees, disbursements and other charges of counsel to the Company,

(viii)            all transfer taxes, if any, with respect to the sale and delivery of the Offered Securities and the Underwriter’s Securities by the Company to the Investors,

(ix)               fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(vii) of this Agreement and

(x)                 the fees and expenses of the Escrow Agent.

Notwithstanding the foregoing, the following expenses of the Underwriter shall not exceed the estimated amounts set forth below without the advance written approval of the Company:

Description of Expense	Expense Amount
Underwriters’ legal counsel (excluding filing fee amounts related to Sections 6(a)(v)-(vi))	$75,000
Road show, travel and other reasonable out-of-pocket accountable expenses	$50,000
Due diligence and other expenses incurred prior to completion of the offering	$50,000
Background checks on the Company’s officers, directors and major shareholders.	$5,000

For the avoidance of doubt, the parties agree that all amounts paid to the Underwriter or any related persons for reimbursement of expenses prior to commencement of the public sale of the securities being offered are reasonable advances against what the parties believe will be actual anticipated out-of-pocket expenses for the offering and any amounts so advanced shall be reimbursed to the Company to the extent not actually incurred.

(b)                 If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 7, Section 9(i)(c), (d) or (f), the Company shall reimburse the Underwriter for all of its documented out-of-pocket expenses up to the estimated amounts described above (unless the Company has preapproved a higher amount in writing) (“Reimbursable Expenses”).

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7.                    Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder are subject to the following conditions:

(a)                 (i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the qualification of the Offering Statement or the qualification or exemption of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter shall have received certificates of the Company, dated as of each Closing Date and signed by the President and Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).

(b)                 Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, if in the reasonable judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Offered Securities to Investors and the delivery of the Underwriter's Securities as contemplated hereby.

(c)                 Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Underwriter, would reasonably be expected to have a Material Adverse Effect.

(d)                 Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e)                 The Underwriter shall have received an opinion and 10b-5 negative assurances letter, dated as of each Closing Date, of Schiff Hardin LLP, as counsel to the Company, substantially in the form of Exhibit B hereto.

(f)                  The Underwriter shall have received an opinion in form and substance satisfactory to the Underwriter of Bevilacqua PLLC, counsel for the Underwriter.

(g)                 At the Closing and at any Subsequent Closing, the Accountants shall have furnished to the Underwriter a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' “comfort letters” to Underwriter with respect to the financial statements and certain financial information contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

(h)                 At the Closing and at any Subsequent Closing, there shall be furnished to the Underwriter a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter to the effect that each signer has carefully examined the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials, and that to each of such person's knowledge:

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(i)                   As of the date of each such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Offering Circular nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (z) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(ii)                 Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(iii)               Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(iv)               No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(i)                   Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Change.

(j)                  The Company shall have furnished or caused to be furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness on any Closing Date of any statement in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular, as to the accuracy on such Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

(a)                 The Underwriter shall have received the lock-up letters referred to in Section 4(l) hereof substantially in the form of Exhibit A from each director, officer and stockholder of the Company named in Schedule 4 hereto.

(b)                 The Offered Securities have been approved for quotation upon notice of issuance on the NASDAQ.

(c)                 The Company shall have furnished or caused to be furnished to the Underwriter on each Closing Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdiction of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(d)                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

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(e)                 On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE American or NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Securities being delivered on any Closing Date on the terms and in the manner contemplated in the Final Offering Circular.

8.                   Indemnification.

(a)                 The Company shall indemnify and hold harmless the Underwriter in accordance with the provisions of Schedule 5 hereto, which is incorporated by reference and made a part hereof.

(b)                 The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that (i) arise out of or are based upon any untrue statement made by the Underwriter in Section 5 of this Agreement, (ii) arise out of or are based upon any failure or alleged failure of the Underwriter to pay any compensation to a Dealer or Dealers, or (iii) arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

9.                   Termination.

(a)                 The obligations of the Underwriter under this Agreement may be terminated at any time prior to the initial Closing Date, by notice to the Company from the Underwriter, without liability on the part of the Underwriter to the Company if, prior to delivery and payment for the Offered Securities, in the sole judgment of the Underwriter: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities; (ii) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities; (iii) trading in the Offered Securities or any securities of the Company has been suspended or materially limited; (iv) trading generally on the New York Stock Exchange, Inc., NYSE American or NASDAQ has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (v) a banking moratorium has been declared by any state or Federal authority; or (vi) in the judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Circular, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

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(b)                 The obligations of the parties under this Agreement shall be automatically terminated in the event that notice is given to the Escrow Agent as determined prior to the close of business on the latest date scheduled for receipt of the Requisite Funds, that the Requisite Funds have not been deposited by the Investors into the Escrow Account.

(c)                 If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof.

10.                Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at the office of the Company, 2100 West Loop South, Suite 900, Houston, TX 77027 Attn: John M. Climaco, with copies to Schiff Hardin LLP, 100 N. 18th Street, Suite 300, Philadelphia, PA 19103, Attn: Cavas S. Pavri, Esq., or (ii) if to the Underwriter, at the office of Boustead Securities, LLC, 6 Venture, Suite 265, Irvine, CA 92618, Attn: Keith Moore, with copies to Bevilacqua PLLC, 1050 Connecticut Avenue, Suite 500, Washington, DC 20036, Attn: Louis A. Bevilacqua, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11.                Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Offered Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 7, 8 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12.                Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company and their respective successors, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Underwriter and any person or persons who control the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Offered Securities shall be deemed a successor because of such purchase.

13.                Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the New York Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

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With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York Courts, and with respect to any Related Judgment, each party waives any such immunity in the New York Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

14.                Acknowledgement. The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or any other person with respect thereto. The Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company's securities. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of, or for the benefit of, the Company.

15.                Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.                Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and except as specified below supersedes all prior understandings, written or oral, relating to such subject matter. Notwithstanding the foregoing, those portions of the engagement agreement entered into between the Underwriter and the Company on April 10, 2018, as amended on August 22, 2018, that are not expressly covered by one or more provisions of this Agreement shall not be superseded hereby and shall remain in effect.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing is in accordance with your understanding, please sign and return to the Company one of the counterparts hereof, and upon the acceptance hereof by you as the Underwriter, this Agreement and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

CNS PHARMACEUTICALS, INC.

By:
Name: John M. Climaco
Title: Chief Executive Officer

Accepted as of the date hereof:

BOUSTEAD SECURITIES, LLC

By:
Name: Keith Moore
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

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SCHEDULE 1

PRICING INFORMATION

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SCHEDULE 2

WRITTEN TESTING-THE-WATERS COMMUNICATION

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SCHEDULE 3

SUBSIDIARIES

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SCHEDULE 4

OFFICERS AND DIRECTORS

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SCHEDULE 5

INDEMNIFICATION

The Company agrees to indemnify Boustead Securities, LLC (“Boustead”) and any controlling person, director, officer, employee, affiliate, agent or counsel of Boustead and of any affiliate of Boustead (“Indemnified Parties”) and hold them harmless against any third party losses, claims, damages, expenses or liabilities, joint or several (“Damages”), to which Boustead or such other Indemnified Parties may become subject arising in any manner out of or in connection with the retention of Boustead hereunder, and the Company shall reimburse Boustead and any other Indemnified Party for all reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) as they are incurred by Boustead or such other Indemnified Party in connection with investigating, preparing or defending any pending or threatened action, suit, claim, investigation or proceeding, whether or not in connection with pending or threatened litigation, in which Boustead or such other Indemnified Party is involved by reason of Boustead's retention hereunder (an “Action”), except to the extent that it is finally judicially determined that such Damages or Actions are caused by gross negligence, willful misconduct or bad faith of Boustead and/or any Indemnified Parties.

In the event any Action is commenced against Boustead or any other Indemnified Party with respect to which indemnity may be sought against the Company, Boustead shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel selected by the Company reasonably satisfactory to Boustead and payment of all fees and expenses. Boustead and any party indemnified hereunder shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of Boustead or such other Indemnified Party, as the case may be, unless (i) the expenses of such counsel have been expressly assumed in writing by the Company, (ii) the Company has failed to assume the defense or the employ of counsel reasonably satisfactory to Boustead or (iii) the named parties to any such Action (including any impleaded parties) include both (a) Boustead or any such other Indemnified Party and (b) the Company or any controlling person, director, officer, employee, affiliate or agent of the Company, and Boustead or such other Indemnified Party shall have been advised by legal counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Company's agents (in which case the Company shall not have the right to assume the defense of such Action on behalf of Boustead or such other Indemnified Party). For Actions brought against Boustead or such other Indemnified Party for which the Company has assumed the defense, the Company agrees that it will not, without the prior written consent of Boustead, settle or compromise or consent to the entry of any judgment in any Action relating to the matters contemplated by Boustead's retention unless such settlement, compromise or consent (i) includes a release of Boustead and such Indemnified Parties from all liability arising or that may arise out of such claim and (ii) provides for the payment of an amount that the Company is willing and able to pay.

The Company and Boustead agree that if any indemnification or reimbursement sought pursuant to the preceding paragraphs is finally judicially determined to be unavailable (except by reason of the gross negligence, willful misconduct or bad faith of Boustead or its controlling persons, directors, officers, employees, affiliates or agents, as the case may be), then the Company and the Indemnified Parties involved in such Action shall contribute to the liabilities for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect (a) the relative benefits to the Company on the one hand, and Boustead and such Indemnified Parties, on the other hand, in connection with Boustead’s retention hereunder or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a), but also the relative fault of the Company, on the one hand, and Boustead, on the other hand; provided that in no event shall Boustead’s and the Indemnified Parties’ aggregate contribution to all Damages with respect to which contribution is available hereunder exceed the amount of fees actually received by Boustead from the Company pursuant to Boustead’s retention hereunder. It is hereby agreed that the relative benefits to the Company, on the one hand, and Boustead, on the other hand, with respect to Boustead’s retention shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by the Company or its security holders, as the case may be, pursuant to the Proposed Transaction, whether or not consummated, for which Boustead is retained bears to (ii) the fee paid or proposed to be paid to Boustead in connection with such retention. The Company and Boustead agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to in this paragraph.

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The indemnity and reimbursement of expenses and the contribution rights provided for in this Schedule 5 are in addition to, and not subject to the limitations of, the fees, charges, and reimbursement of expenses provided for in the Fees and Expenses section of this retention agreement. The reimbursement, indemnity and contribution obligations of the Company under the preceding paragraphs shall be in addition to any right that Boustead or any Indemnified Party may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Boustead or such other persons.

The Company also agrees that no Indemnified Party shall have any liability to the Company or any of its affiliates or any director, officer, employee, security holder, representative, advisor (other than Boustead) or agent thereof for or in connection with Boustead’s retention hereunder except for such liability for Damages, liabilities or expenses incurred by the Company which is finally judicially determined to have resulted primarily from the gross negligence, willful misconduct or bad faith of such Indemnified Party

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EXHIBIT A

FORM OF LOCK-UP AGREEMENT

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EXHIBIT B

FORM OF OPINION AND 10B-5 OF COUNSEL TO THE COMPANY

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EXHIBIT C

SCHEDULE OF MATERIAL PATENT RIGHTS

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EXHIBIT D

FORM OF UNDERWRITER'S WARRANT

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